Exhibit 99.1
NOG Provides Preliminary Financial and Operational Updates for the Third Quarter of 2023

HIGHLIGHTS
•Strong organic and Ground Game activity driving additional development
•Q3 Ground Game transactions expected to add 5.7 net in-process and future drilling locations, and approximately 514 net acres
•Year-to-date NOG has closed 31 Ground Game transactions, expected to add 24.9 net in-process and future drilling locations, and approximately 1,823 net acres
•Well proposals accelerated in late Q3 driven by improved commodity prices
•Gross consents were up over 35% sequentially in Q3 compared to Q2, and up over 15% in the first nine months of 2023 compared to the same period of 2022
•Expect Q3 capital expenditures in the range of $215 to $218 million, driven primarily by Ground Game success and pull-forwards of organic development
•Providing update on realized and mark-to-market hedge changes for the third quarter and select other operational items
MINNEAPOLIS—(BUSINESS WIRE)—Northern Oil and Gas, Inc. (NYSE: NOG) (the “Company” or “NOG”) today announced an update on Ground Game acquisitions and certain other financial and operational items for the third quarter of 2023.
GROUND GAME AND ACTIVITY UPDATE
The Company closed on eight Ground Game transactions during the third quarter of 2023, concentrated in the Permian Basin. The transactions are expected to add 5.7 net in-process and future drilling locations and approximately 514 net acres. The majority of the wells from these transactions have already spud by the end of the third quarter and are expected to turn in-line in 2024. Year-to-date, NOG’s Ground Game has added an estimated 24.9 net in-process and future drilling locations, along with approximately 1,823 net acres across 31 transactions with attractive full cycle returns.
NOG also experienced accelerated well proposal activity in the third quarter, driven by improved commodity prices. Gross consents were up over 35% sequentially in the third quarter compared to the second quarter, and up over 15% in the first nine months of 2023 compared to the same period of 2022.
The Company turned in-line an estimated 22.6 net wells during the third quarter compared to 13.8 net wells in the second quarter, a 64% sequential increase. NOG estimates that its D&C list, or wells in process, increased to a new record of 74.2 net wells, up 6.2 net wells from the end of the second quarter. Changes to the D&C list, combined with the levels of completion on those wells-in-process (“WIPs”), can significantly impact capital expenditures in any given quarter. Higher capital expenditures in the third quarter were in part driven by both atypically higher completion status for the WIPs combined with the D&C list increasing by over 9% during the quarter.
Ground Game success and the increase in development activity are expected to result in capital expenditures in the range of $215 to $218 million for the third quarter, excluding non-budgeted acquisitions and other, lower than the second quarter, but higher than previously expected. The increased capital spending in the third quarter, both organic and Ground Game, was primarily focused on 2024 turn-in-line activity.
THIRD QUARTER FINANCIAL UPDATE
For the third quarter, the DD&A rate is expected to be $14.20 - $14.25 per Boe. The increase to the DD&A rate versus the second quarter is primarily driven by the closing of the Novo acquisition in the third quarter, and is in line with prior expectations.
The Company enters into derivative agreements to hedge a portion of its commodity pricing exposure and makes mark-to-market fair value adjustments each quarter to the unrealized value of its unsettled commodity derivative portfolio. For the third quarter of 2023, mark-to-market losses on unsettled commodity derivatives are estimated to be approximately $205 million. Total net gains on settled commodity derivatives for the third quarter are estimated to be approximately $5.0 million.
Since its second quarter earnings release, NOG has added hedges for approximately 2.4 MMBoe of oil and 10.9 MMBtu of natural gas in the form of puts, costless collars and swaps for Q4-2023 through 2026, in addition to region-specific basis hedges.
MANAGEMENT COMMENTS
“As we enter the fourth quarter, we continue to focus capital on growth opportunities for next year and beyond,” commented Nick O’Grady, NOG’s CEO. “Our singular focus remains on executing on high return opportunities. In keeping with our practice, we have used recent commodity price strength to layer in additional oil and natural gas hedges, along with additional basis hedges, to protect our underwritten returns as we deploy capital.”
“We had significant, counter-seasonal success in the Ground Game, especially early in the third quarter when oil prices were significantly lower,” commented Adam Dirlam, NOG’s President. “These projects should, at today’s pricing, deliver significantly higher returns than we originally underwrote. Additionally, we’ve seen notable increases in our Permian well proposal activity as commodity prices have improved. All of this points to increased growth prospects for 2024 and beyond.”
ABOUT NOG
NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.northernoil.com.
PRELIMINARY INFORMATION

The third quarter financial and operating information included in this press release is preliminary in nature. Such information is based on estimates and subject to completion of NOG’s financial closing procedures and audit processes. Such information has been prepared by management solely based on currently available information. The preliminary information does not represent and is not a substitute for a comprehensive statement of financial and operating results, and NOG’s actual results may differ materially from these estimates because of final adjustments, the completion of NOG’s financial closing procedures, and other developments after the date of this release.

SAFE HARBOR
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or referenced in this press release regarding NOG’s dividend plans and practices (including timing, amounts and relative performance), financial position, business strategy, plans and objectives for future operations, industry conditions, cash flow, and borrowings are forward- looking statements. When used in this presentation, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in NOG’s capitalization, changes in crude oil and natural gas prices; the pace of drilling and completions activity on NOG’s properties and properties pending acquisition; NOG’s ability to acquire additional development opportunities; the projected capital efficiency savings and other operating efficiencies and synergies resulting from NOG’s acquisition transactions; integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment or market dividend practices, legislation or regulatory requirements; conditions of the securities markets; NOG's ability to consummate any pending acquisition transactions; other risks and uncertainties related to the closing of pending acquisition transactions; NOG’s ability to raise or access capital; changes in accounting principles, policies or guidelines; and financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products, services and prices. Additional information concerning potential factors that could affect future plans and results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, NOG does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

CONTACT:

Evelyn Leon Infurna
Vice President of Investor Relations
(952) 476-9800
ir@northernoil.com